Exhibit 99

Cascade Financial Corporation                   The Cereghino Group
Contacts: Lars Johnson                          Corporate Investor Relations
          Chief Financial Officer               Becky Pendleton Reid
          425.339.5500                          206.762.0993
          www.cascadebank.com                   www.stockvalues.com
===============================================================================
                                NEWS RELEASE

             CASCADE FINANCIAL POSTS RECORD THIRD QUARTER PROFITS
                     EARNINGS PER SHARE RISE 16% TO $0.36

Everett, Washington-October 21, 2003 - Cascade Financial Corporation (NASDAQ:
CASB), parent company of Cascade Bank, today reported its twelfth consecutive record quarterly profit driven by strong growth in the business banking portfolio with continued strong asset quality. Third quarter profits rose 18% to $2.4 million, or $0.36 per diluted share, compared to $2.1 million, or $0.31 per diluted share, in the third quarter a year ago. Year-to-date, Cascade's profits increased 20% to $7.1 million, or $1.05 per diluted share, compared to $5.9 million, or $0.90 per diluted share, in the first nine months of 2002.

"Over the past three years, we've focused on building a dynamic sales and service culture and expanding our commercial lending capabilities. The success of these initiatives has energized the entire organization and generated double digit growth in profits," said Carol K. Nelson, President and CEO. "Our experienced lenders and skilled staff deliver the quality of service that our customers require from financial professionals. We believe our service standards contribute to our success in the local marketplace, particularly with business owners." Business, commercial real estate and construction loans account for 61% of Cascade's loan portfolio, up substantially from 49% a year ago and 37% three years ago.

Conference Call
---------------

The company will host a conference call on October 22, 2003, at 10:00 a.m. PDT (1:00 p.m. EDT). Investment professionals may dial in at 303-262-2050 and other interested parties may listen at www.cascadebank.com.

Operating Financial Highlights (periods ended 09/30/03 compared to 09/30/02)

                                        Three Months            Nine Months
                                    -------------------    --------------------
  Revenues increased                10% to $8.2 million    11% to $24.7 million
  Net interest income increased      9% to $6.8 million     5% to $20.3 million
  Net income increased              18% to $2.4 million    20% to $7.1 million
  EPS increased                     16% to $0.36           17% to $1.05
  Return on average equity          15.54% from 15.19%     15.87% from 15.51%
  Return on average assets           1.11% from 1.08%       1.13% from 1.04%
  The efficiency ratio improved to   52.8% from 55.1%       53.9% from 54.7%

Balance Sheet Highlights (at 09/30/03 compared to 09/30/02)
------------------------

  Business loans grew 50% to $198 million and now account for 35% of the loan portfolio.

  Asset quality remained strong with nonperforming loans at 0.21% of total loans.

  Allowance for loan losses grew to 1.33% of total loans compared to 1.21%.

Operating Results
-----------------

Growth in business loans, increased service fee revenue, income from bank-owned life insurance and gains on sale of loans and securities boosted revenues in the third quarter and first nine months of 2003. Total revenues (net interest income before provision for loan losses plus non-interest income) grew 10% to $8.2 million in the third quarter of 2003. Year-to-date, revenues increased 11% to $24.7 million. Net interest income before provision increased 9% to $6.8 million in the third quarter of 2003 compared to $6.3 million in the like quarter a year ago. For the first nine months of 2003, net interest income before provision increased 5% to $20.3 million compared to $19.3 million in the period last year.

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

CASB Posts Record Results in 3Q03
October 21, 2003
Page Two

"Low interest rates continue to pressure our net interest margin, which reflects yield on earning assets, as assets with relatively high yields are refinanced or paid down. Offsetting some of this runoff in higher yielding assets are the prepayments we're making on higher cost Federal Home Loan Bank
(FHLB) borrowings and the strong growth in lower cost deposits," said Lars Johnson, Chief Financial Officer. Third quarter net interest margin was down 12 basis points to 3.25% compared to the same quarter in 2003. Year-to-date net interest margin was off 14 basis points at 3.32% compared to the year ago period.

"With the increase in our ratio of reserves to loans and the strong performance of the portfolio, our provision for loan losses has declined moderately," Johnson noted. The provision for loan losses was $300,000, level with that taken in the second quarter this year and $75,000 lower than that taken in the third quarter last year. Year-to-date, provision for loan losses was $975,000, compared to $1.5 million a year ago. The allowance for loan losses increased to $7.6 million, or 632% of nonperforming loans and 1.33% of total loans at September 30, 2003, compared to $6.9 million, or 358% of nonperforming loans and 1.21% of total loans a year ago.

Other operating income increased 18% in the third quarter and 47% year to date, reflecting growth in service fee income and gains from loan sales generated from record mortgage lending activity. Service fees increased 18% to $488,000 in the third quarter as company-wide initiatives gained momentum. Year-to-date, service fees were up 10% to $1.3 million. Residential mortgage originations almost doubled reaching $37 million in the third quarter and $97 million year-to-date compared to the like periods of 2003. "These record volumes reflect the unprecedented refinancing activity generated from what appears to be the bottoming of mortgage rates. Such high levels of refinance activity are likely to decline in subsequent quarters resulting in lower gains on sale of loans," Johnson said. Other operating income was $1.4 million in the third quarter, which included $680,000 in gains on sale of securities and loans, compared to $1.1 million in the third quarter a year ago, which included $691,000 in gains on sale of securities and loans. Other income for the first nine months grew 47% to $4.4 million, which included $2.5 million in gains on sales of securities and loans, compared to $3.0 million, which included $1.3 million in gains on sales of securities and loans a year ago.

Third quarter operating expenses increased 6% to $4.3 million compared to $4.1 million for the third quarter of 2002. Year-to-date operating expenses were $13.3 million, a 9% increase from the $12.2 million in the prior year period. As a result of the strong top-line growth and moderate expense increases, Cascade's efficiency ratio (operating expense divided by total revenues) improved to 52.8% in the third quarter compared to 55.1% in the third quarter a year ago. Return on average equity improved to 15.54% for the quarter from 15.19%. Return on assets rose to 1.11%, compared to 1.08% for the like quarter in the previous year. Year-to-date, the efficiency ratio improved to 53.9% compared to 54.7% a year ago, while the return on average equity improved to 15.87% from 15.51% for the first nine months last year.

Asset Management
----------------

Total assets increased 13% to $870 million at the end of the third quarter, compared to $772 million as of September 30, 2002. Investment securities increased to $259 million from $168 million a year ago. The growth in the investment portfolio continued to offset reductions in the residential loan portfolio.

"Business and commercial real estate lending remained strong in the quarter," said Johnson. The business loan portfolio increased by 50% to $198 million and the commercial real estate loan portfolio grew 21% from year ago levels, offsetting declines in construction and residential loans. Total loans were up 1% to $573 million. "The refinancing wave continued to reduce our residential and multifamily loan balances, and our portfolio composition reflects the strategic shift into the commercial sector."

Deposit growth was robust in the third quarter with total deposits increasing 16% to $555 million from $477 million at the end of the third quarter last year. Checking accounts increased 20% to $61 million, savings and money market accounts grew 9% to $137 million and time deposits rose 18% to $356 million.

Credit Quality
--------------

Credit quality remained strong with nonperforming loans decreasing to $1.2 million at the end of the quarter from $1.9 million a year ago. At September 30, 2003, nonperforming loans were 0.21% of total loans compared to 0.34% of total loans a year earlier. The ratio of nonperforming assets to total assets was 0.18% at the end of the third quarter compared to 0.33% one year ago. Net charge-offs in the third quarter increased to $234,000, or 0.04% of total loans, compared to $167,000, or 0.03% of total loans at September 30, 2002.

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

CASB Posts Record Results in 3Q03
October 21, 2003
Page Three



INCOME STATEMENT                            Three Months Ended                Nine Months Ended
----------------                                 Sept. 30,                        Sept. 30,
($ in thousands, except per share)           2003        2002                   2003      2002
(Unaudited)                              ----------------------            ----------------------
Interest Income                         $   12,506    $   12,748    -1.9%   $   37,786    $   39,419    -4.1%
Interest expense                             5,660         6,456   -12.3%       17,499        20,094   -12.9%
                                         ---------     ---------             ---------     ---------
Net interest income                          6,846         6,292     8.8%       20,287        19,325     5.0%
Provision for loan losses                      300           375   -20.0%          975         1,495   -34.8%
                                         ---------     ---------             ---------     ---------
Net interest income
  after provision for loan losses            6,546         5,917    10.6%       19,312        17,830     8.3%
Other income
  Gain on sale of loans                        275           159    73.0%          748           388    92.8%
  Gain on sale of securities                   405           532   -23.9%        1,745           919    89.9%
  Service fees                                 488           415    17.6%        1,338         1,219     9.8%
  Gain/(loss) on sale of real estate             -            (2)    n/m            48           351   -86.3%
  Bank owned life insurance                    155             7     n/m           450            23     n/m
  Other                                         30            35   -14.3%           90           111   -18.9%
                                         ---------     ---------             ---------     ---------
Total other income                           1,353         1,146    18.1%        4,419         3,011    46.8%

Total income                                 7,899         7,063    11.8%       23,731        20,841    13.9%

Compensation expense                         2,341         2,144     9.2%        7,147         6,620     8.0%
Other operating expenses                     1,846         1,710     8.0%        5,315         5,018     5.9%
FHLB prepayment fees                           146           244   -40.2%          863           569    51.7%
                                         ---------     ---------             ---------     ---------
Total other expense                          4,333         4,098     5.7%       13,325        12,207     9.2%
                                         ---------     ---------             ---------     ---------
Net income before tax                        3,566         2,965    20.3%       10,406         8,634    20.5%

Income tax expense                           1,133           907    24.9%        3,310         2,717    21.8%
                                         ---------     ---------             ---------     ---------
Net income                              $    2,433    $    2,058    18.2%   $    7,096    $    5,917    19.9%
                                         =========     =========             =========     =========
EARNINGS PER SHARE INFORMATION
------------------------------
Earnings per share, basic                    $0.37          0.32    15.6%        $1.09          0.93    17.2%
Earnings per share, diluted                   0.36          0.31    16.1%         1.05          0.90    16.7%
Weighted average shares outstanding:
Basic                                    6,571,118     6,444,037             6,534,596     6,375,358
Diluted                                  6,809,920     6,642,442             6,758,129     6,588,826

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

CASB Posts Record Results in 3Q03
October 21, 2003
Page Four

BALANCE SHEET                        Sept.30,    Dec. 31,    Sept.30,    Annual
-------------                          2003        2002        2002      Change
($ in 000s)  (Unaudited)             -------    --------     -------     ------

Cash and due from banks             $  9,880   $  9,640     $  8,500      16%
Interest bearing deposits              9,795     10,955       23,238     -58%
  Securities held to maturity         88,361     49,078       47,874      85%
  Securities available for sale      171,123    159,897      119,877      43%
                                     -------    -------      -------
Total Securities                     259,484    208,975      167,751      55%
Loans
  Business                           198,003    142,273      131,922      50%
  R/E construction                    71,145     84,229       82,283     -14%
  Commercial real estate              78,733     63,108       64,905      21%
  Home equity/consumer                34,168     49,331       56,336     -39%
  Residential                        106,580    122,561      130,942     -19%
  Multifamily                         84,873     94,245       99,219     -14%
                                     -------    -------      -------
  Total loans                        573,502    555,747      565,607       1%
  Deferred loan fees                  (2,210)    (2,198)      (2,316)     -5%
  Allowance for loan losses           (7,642)    (6,872)      (6,859)     11%
                                     -------    -------      -------
Loans, net                           563,650    546,677      556,432       1%
Premises and equipment                 8,543      9,261        8,748      -2%
Bank owned life insurance             11,029     10,619            -
Other assets                           7,153      8,026        8,111     -12%
                                     -------    -------      -------
Total assets                        $869,534   $804,153     $772,780      13%
                                     =======    =======      =======
Deposits
  Checking accounts                 $ 61,163   $ 54,570     $ 50,960      20%
  Savings and money market
   accounts                          137,355    113,951      125,697       9%
  Certificates of deposit            356,135    341,329      300,603      18%
                                     -------    -------      -------
Total deposits                       554,653    509,850      477,260      16%
FHLB advances                        192,000    197,500      192,500       0%
Securities sold under agreement
   to repurchase                      40,588     20,569       30,175      35%
Other liabilities                      9,840      9,594        8,573      15%
Trust preferred securities (TPS)      10,000     10,000       10,000       0%
                                     -------    -------      -------
Total liabilities                    807,081    747,513      718,508      12%

Stockholders' equity
  Common stock and paid in capital    11,840     11,548       11,398       4%
  Treasury stock                           -     (1,347)      (1,347)   -100%
  Retained earnings                   50,189     45,438       43,607      15%
  Accumulated comprehensive
   gain/(loss)                           424      1,001          614     -31%
                                     -------    -------      -------
Total stockholders' equity            62,453     56,640       54,272      15%
                                     -------    -------      -------
Total Liabilities and equity        $869,534   $804,153     $772,780      13%
                                     -------    -------      -------

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

CASB Posts Record Results in 3Q03
October 21, 2003
Page Five

                                           Sept. 30,           Sept. 30,
($ in thousands, except per share)      2003      2002       2003     2002
                                       ----------------     ---------------
PERFORMANCE MEASURES
--------------------
Return on Equity                       15.54%    15.19%     15.87%    15.51%
Return on Assets                        1.11%     1.08%      1.13%     1.04%
Efficiency Ratio                       52.84%    55.10%     53.93%    54.65%
Net Interest Margin                     3.25%     3.37%      3.32%     3.46%

ADDITIONAL INFORMATION                 Sept. 30,      Dec. 31,      Sept. 30,
----------------------                   2003           2002           2002
                                      ----------    ----------     -----------
Book value per common share          $     9.48    $     8.74     $     8.39
Capital/Asset Ratio (including TPS)        8.33%         8.29%          8.32%
Average assets                       $  865,399    $  803,382     $  759,212
Average earning assets               $  839,846    $  783,950     $  744,384
Average equity                       $   62,058    $   55,313     $   53,826
Shares outstanding                    6,584,914     6,484,120      6,471,443

ASSET QUALITY
-------------
Non-performing loans (NPLs)          $    1,209    $      956     $    1,916
Net loan charge-offs (recoveries)    $      234    $      387     $      167
Net charge-offs/total loans (%)            0.04%         0.07%          0.03%
Non-performing loans/total loans           0.21%         0.17%          0.34%
Allowance for loan losses/non-
  performing loans                          632%          719%           358%
Allowance for loan losses/total loans      1.33%         1.24%          1.21%
Non-performing assets/total assets         0.18%         0.18%          0.33%


About Cascade Financial
-----------------------

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in
Snohomish County, Washington.    Cascade Bank operates 15 full service offices,
located in Everett, Lynnwood, Marysville, Mukilteo, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens and Bellevue. In June 2003, Washington CEO Magazine ranked Cascade Bank the number one medium sized "Best Companies to Work For" in Washington State.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), including statements about the financial condition, results of operations and earnings outlook of the Company. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Those factors include, but are not limited to, impact of the current national and regional economic recession on small business loan demand in the Puget Sound area, loan delinquency rates, changes in portfolio composition, the bank's ability to attract quality commercial business, interest rate movements and the impact on margins such movement may cause, changes in the demographic make-up of the Company's market, fluctuation in demand for the Company's products and services, the Company's ability to attract and retain qualified people, regulatory changes, competition with other banks and financial institutions, and other factors. For a discussion of factors that could cause actual results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. Words such as "expects," "anticipates," "believes," estimates," "intends," "strategy," other similar expressions or future or conditional verbs such as "will," "may," "should," "would," and "could" are intended to identify such forward-looking statements. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under PSLRA's safe harbor provisions.

                                     -0-

Note:  Transmitted on Business Wire on October 21, 2003 at 1:00 p.m.